QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

Subsidiaries of Hardinge Inc.

Name and Address of Subsidiary	Jurisdiction of Incorporation	Percentage of Ownership
Hardinge Credit Co., Inc.	New York	100%
One Hardinge Drive Elmira, New York 14902
Hardinge Technology Systems, Inc.	New York	100%
One Hardinge Drive Elmira, New York 14902
Morrison Machine Products, Inc.	New York	100%
One Hardinge Drive Elmira, New York 14902
Hardinge Brothers Inc.	New York	100%
One Hardinge Drive Elmira, New York 14902
Canadian Hardinge Machine Tools, Ltd.	Canada	100%
c/o Hardinge Inc. One Hardinge Drive Elmira, New York 14902
Hardinge Taiwan Precision Machinery Limited	Taiwan ROC	100%
4 Tzu Chiang 3rd Road Nankang Industrial Area Nan Tou City 540 Taiwan
Hardinge Holdings GmbH	Switzerland	100%
Heiligkreuzstrasse 28 CH-9009 St. Gallen Switzerland
Hardinge Holdings BV	Netherlands	100% owned by
c/o Equity Trust Co. NV		Hardinge Holdings GmbH
Strawinskylann 3105 1077 ZX Amsterdam Netherlands
Hardinge China Limited	People's Republic	100% owned by
13/F Gloucester Tower	of China	Hardinge Holdings GmbH
11 Pedder Street Central Hong Kong
Hardinge GmbH	Federal Republic	100% owned by
Saalestrasse 20	of Germany	Hardinge Holdings GmbH
47800 Krefeld Germany

Name and Address of Subsidiary	Jurisdiction of Incorporation	Percentage of Ownership
Hardinge Machine (Shanghai) Co., Ltd.	People's Republic	100% owned by
1388 Kangqiao Road (East)	of China	Hardinge Holdings GmbH
Pudong New Area Shanghai 201319 People's Republic of China
Hardinge Machine Tools, Ltd.	United Kingdom	100% owned by
Whiteacres, Cambridge Road		Hardinge Holdings GmbH
Whetstone, Leicester LE8 6BD United Kingdom
Hardinge Precision Machinery (Jiaxing) Company, Limited	People's Republic	100% owned by
262 Service Building Interior District 2	of China	Hardinge Holdings GmbH
No 2489 East Dong Sheng Road Jiaxing, Zhejiang Province China
L. Kellenberger & Co., AG	Switzerland	100% owned by
Heiligkreuzstrasse 28		Hardinge Holdings GmbH
CH 9009 St. Gallen Switzerland
Jones & Shipman Grinding Limited	United Kingdom	100% owned by
Murrayfield Road		L. Kellenberger & Co., AG
Leicester, LE3 1UW United Kingdom
Jones & Shipman SARL	France	100% owned by
8 Allee des Ginkgos		Hardinge Holdings BV
BP 112-69672 Bron Cedex France
Hardinge Machine Tools B.V.	Netherlands	25% owned by Hardinge Holdings GmbH
Oeverkruid 2		75% owned by Hardinge Holding BV
4941 VV Raamsdonksveer Netherlands
Hardinge Machine Tools B.V., Taiwan Branch	Netherlands	100% owned by Hardinge
4 Tzu Chiang 3rd Road		Machine Tools B.V.
Nankang Industrial Area Nan Tou City 540 Taiwan

QuickLinks

  Exhibit 21
Subsidiaries of Hardinge Inc.